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                   [Letterhead of Morgan, Lewis & Bockius LLP]


July 22, 1997

SunSource Inc.
2600 One Logan Square
Philadelphia, PA 19103

Re: SunSource Inc.
    Registration Statement on Form S-4 (No. 333-19077)
    --------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to SunSource Inc., a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-4 (the "Registration Statement"), relating to, among other things, the offering of up to 6,418,936 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), of which all are to be newly issued by the Company in connection with the conversion of SunSource L.P., a Delaware limited partnership to corporate form (the "Conversion").

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Amended and Restated Certificate of Incorporation, as amended; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute and stock books; (e) a draft of the Agreement and Plan of Conversion pertaining to the Conversion; and (f) such other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that, when issued by the Company in the manner contemplated in the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

Our opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


Very truly yours,


Morgan, Lewis & Bockius LLP